Exhibit (c)(3)
Contact Information UBS Securities LLC 299 Park Avenue New York NY 10171 Tel. +1-212-821 3000 www.ubs.com UBS Investment Bank is a business group of UBS AG UBS Securities LLC is a subsidiary of UBS AG
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STRICTLY CONFIDENTIAL
Project Ranger
Presentation to the Special Committee
June 6, 2006
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cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Disclaimer
The accompanying material was compiled on a confidential basis for use solely by the Special Committee of the Board of Directors of ACE Cash Express, Inc. (the “Company” or “Ranger”) in evaluating the proposed sale of Ranger to a company code named herein as “Captain.” This material is not intended to provide the sole basis for evaluating the transaction, does not purport to contain all information that may be required and should not be considered a recommendation with respect to the transaction. This material was prepared for a specific use by specific persons and was not prepared with a view to public disclosure or to conform with any disclosure standards under securities laws or otherwise. Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past, the present or the future. UBS Securities LLC (“UBS”) undertakes no obligation to update or revise the accompanying material. It should be understood that any estimates, valuations and/or projections contained in the accompanying material were prepared or derived from information supplied by the Company and public sources without the assumption by UBS of responsibility for any independent verification thereof. Accordingly, neither UBS nor any of its officers, directors, employees, affiliates, advisors, agents or representatives warrant the accuracy or completeness of any such information, including, without limitation, the accuracy or achievability of any such valuations, estimates and/or projections. Actual results may vary from such valuations, estimates or projections, and such variations may be material. This material must not be copied, reproduced, distributed or passed to other parties at any time without the prior written consent of UBS.
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cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Table of Contents SECTION 1Transaction Overview1 SECTION 2Overview of Ranger6 SECTION 3Financial Analysis15 APPENDIX AAdditional Material20
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SECTION 1
Transaction Overview

cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Acquiror/Target: ¨Captain/Ranger
Consideration: ¨$30.00 in cash per Ranger common share, which implies a total equity value of $454.5mm1
Structure: ¨Merger subsidiary will merge into Ranger, pursuant to which outstanding shares of Ranger common stock will be converted into cash
Options Treatment: ¨Vested and unvested options will be cashed out for the spread value
Note: 1Reflects aggregate merger consideration payable with respect to Ranger common stock, options, restricted stock and convertible debt cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC Sale Process Summary ¨In early April 2006, Ranger management notified the Chairman of the Board of Ranger of a potential bid for the Company involving members of Ranger management — a Special Committee of the Board of Directors was subsequently formed ¨On April 24, 2006, Captain submitted a preliminary non-binding proposal to acquire Ranger for $28.00 per common share in cash ¨On April 27, 2006, the Special Committee of the Board of Directors of Ranger authorized the solicitation of other potentially interested parties regarding an acquisition of Ranger ¨22 parties were contacted between April and May 2006 -11 parties executed confidentiality agreements and subsequently received confidential evaluation materials and bid instructions ¨As a result of this sale process, 3 additional parties submitted preliminary non-binding proposals in May 2006 -2 of the 3 parties were selected by the Special Committee and invited to conduct on-site due diligence at Ranger’s headquarters and were provided with access to an online data room, containing additional materials for their review ¨1 party participated in a telephonic conference call with Ranger management and scheduled an on-site, due diligence meeting, but subsequently cancelled this meeting and did not submit a final proposal ¨1 party had an initial meeting with Ranger’s senior management on May 12, 2006 at Ranger’s headquarters; the same party then attended management presentations at Ranger’s headquarters on May 20, 2006 — this party conducted detailed due diligence both at Ranger’s headquarters and through the online data room between May and June 2006; subsequently, this party indicated that they would not be submitting a final proposal for the acquisition of Ranger ¨Captain submitted a final proposal and proposed changes to a draft purchase contract on May 30, 2006 — in its final proposal, Captain increased its proposed acquisition price to $30.00 per Ranger common share cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Overview of Consideration and Implied Transaction Statistics Transaction Consideration Implied Transaction Statistics Implied Purchase Price per Ranger Common Share ($) 30.00 Ranger Transaction Statistic Statistic Transaction Share Count (mm): Premium/(Discount) to: ($) (%) Common Shares Outstanding 14.0 Closing Share Price-06/05/06 26.00 15.4 Total Net Shares Added from Options1,2 0.3 52-week High Share Price-05/03/06 28.00 7.1 Executive Restricted Stock Grant3 0.1 52-week Low Share Price-10/27/05 18.40 63.0 Shares from Convertible Debt3 0.7 Price per Share as a Multiple of: ($) (x) Transaction Common Shares 15.2 FY2006E Diluted GAAP EPS-Management 1.67 17.9 Transaction Value ($mm): FY2007E Diluted GAAP EPS-Management 2.11 14.2 Equity Purchase Price 454.5 FY2006E Diluted GAAP EPS-I/B/E/S 1.67 18.0 Existing Revolving Credit Facility4 51.4 FY2007E Diluted GAAP EPS-I/B/E/S 2.22 13.5 Enterprise Value 505.9 Enterprise Value as a Multiple of: ($mm) (x) Source: FactSet, public filings, Ranger management FY2006E EBITDA-Management 58.9 8.6 Notes: Market data as of June 5, 2006 1Outstanding as of May 15, 2006, as per Ranger management FY2007E EBITDA-Management 71.7 7.1 2Assumes treasury stock method FY2006E EBITDA-I/B/E/S 59.1 8.6 3As per Ranger management 4 Based on projected balance as of June 30, 2006, as per Ranger management FY2007E EBITDA-I/B/E/S 74.3 6.8 Note: Financial data for fiscal years ended June 30 cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Ranger Stock Price Performance and Implied Transaction Premiums Last 12 Months 35.00 July 22, 2005 February 21, 2006 Announced the launch of Announced introduction of new 20-week installment Credit Service Organization (CSO) loan loan product product in Texas $30.00 30.00 (Transaction) September 21, 2005 Announced Popular Cash $26.00 Express stores acquisition 25.00(06/05/06) ($) Purchase Price per Common 20.00Share to:$30.00 Current Closing Price-06/05/0615.4% 10-day Average Closing Price12.2% 30-day Average Closing Price12.2% 15.0060-day Average Closing Price14.0% 90-day Average Closing Price16.8% 52-week Closing Price High9.3% 52-week Closing Price Low58.2% 10.00 06/05/0508/17/0510/29/0501/10/0603/24/0606/05/06 Source: FactSet

SECTION 2 Overview of Ranger

cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Ranger Historical Financial Performance
Fiscal Year Ended June 30, Quarter Ended 2001 2002 2003 2004 2005 09/30/05 12/31/05 03/31/06 Revenues-Year-over-Year Growth (%) 39.9 16.5 2.2 5.3 8.9 6.7 11.6 16.2 Revenue Composition (%): Check Cashing 53.6 51.9 53.7 52.4 49.0 44.7 45.6 56.0 Payday Lending Fees and Interest 27.8 32.4 30.2 31.2 34.2 38.1 36.7 27.4 Franchising Fees 1.1 1.0 1.0 1.1 1.2 1.2 1.1 0.9 Other Fees1 17.4 14.8 15.1 15.3 15.7 16.0 16.6 15.7 Profitability (%): EBITDA Margin 16.8 21.6 21.5 21.5 22.2 12.6 17.4 25.6 Return on Average Assets2 0.2 3.7 4.5 6.4 9.7 3.8 5.5 9.9 Return on Average Equity2 1.1 16.7 16.2 14.1 15.2 5.8 9.8 18.6 Credit Risk Management (%): Net Write-offs/Face Value of Checks Cashed 0.20 0.16 0.14 0.15 0.11 0.15 0.10 0.08 Provision for Loan Losses/Payday Revenues 45.3 29.7 32.3 31.5 29.5 32.4 35.7 31.8 Net Charge-offs/Matured Payday Loan Volume3,4 3.5 4.7 4.7 2.9 2.9 2.2 2.9 4.0 Balance Sheet ($mm): Net Payday Loans 14.4 17.4 13.0 17.0 20.8 24.8 26.5 21.3 Revolving Credit Facility 109.8 97.5 83.9 60.0 43.3 53.0 111.3 79.9 Other Debt 66.1 57.8 39.2 — - — 19.4 19.4 Shareholders’ Equity 54.7 66.1 79.0 162.6 196.7 200.4 206.5 217.4
Source: Ranger public filings Notes: 1Includes bill payments, money transfers, money orders and other revenues 2Quarterly results shown on an annualized basis 3Matured payday loan volume represents all payday loans which became due and payable during the reporting period 4Includes both loans held on Ranger’s balance sheet and bank loans held off-balance sheet cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Ranger Management Projections Fiscal Year Ended June 2005A-2010E 30, Management Projections for Fiscal Years Ending June 30, CAGR 2005A 2006E 2007E 2008E 2009E 2010E (%) Total Revenues ($mm) 268.6 301.8 356.7 395.6 435.9 477.6 Growth (%) 8.9 12.3 18.2 10.9 10.2 9.6 12.2 Check Cashing Revenues ($mm) 131.6 147.0 159.9 163.2 168.3 174.9 Growth (%) 1.9 11.7 8.8 2.1 3.1 3.9 5.8 Payday Lending Revenues ($mm) 91.8 103.2 136.8 168.2 198.9 231.5 Growth (%) 19.2 12.5 32.5 22.9 18.3 16.4 20.3 Other Revenues ($mm)1 45.2 51.6 60.0 64.1 68.7 71.2 Growth (%) 11.9 14.0 16.4 6.8 7.1 3.7 9.5 EBITDA ($mm) 59.7 58.9 71.7 82.2 92.0 101.7 Margin (%) 22.2 19.5 20.1 20.8 21.1 21.3 11.3 GAAP Diluted EPS 1.98 1.67 2.11 2.52 2.95 3.37 Growth (%) 32.9 (15.5) 26.2 19.3 17.0 14.3 11.2 Source: Ranger public filings, Ranger management Note: 1Includes bill payments, money transfers, money orders, franchise fees and other revenues cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Ranger Management Projections Detail Consolidated Income Statement For Fiscal Years Ending June 30, ($mm, except where otherwise noted) 2007E 2008E 2009E 2010E Revenues: Check Cashing 159.9 163.2 168.3 174.9 Short-term Consumer Loans 136.8 168.2 198.9 231.5 Bill Payments 28.7 32.1 35.3 38.0 Money Transfers 15.6 16.1 16.9 16.1 Money Orders 7.3 7.4 7.5 7.8 Franchising 3.1 3.3 3.4 3.6 Other Fees 5.4 5.3 5.5 5.8 Total Revenues 356.7 395.6 435.9 477.6 Store Expenses: Salaries and Benefits 87.6 94.2 102.0 111.2 Occupancy 49.8 54.4 59.3 64.3 Provision for Loan Losses and Doubtful Accounts 42.4 49.4 56.8 64.2 Other Store Expenses 49.8 54.5 59.5 64.6 Other Operating Expenses: Regional Expenses 29.2 32.5 36.1 39.5 Headquarters Expenses 25.0 27.0 28.8 30.6 Franchise Expenses 1.3 1.3 1.4 1.5 Expenses, Excl. Depreciation and Amortization 284.9 313.4 343.9 375.9 EBITDA 71.7 82.2 92.0 101.7 Interest Expense 7.8 7.0 5.0 2.9 Depreciation and Amortization 13.0 13.7 14.3 14.8 Other (Income)/Expenses, Net 0.4 0.4 0.4 0.4 Pre-tax Net Income 50.6 61.1 72.3 83.6 Provision for Income Taxes 19.7 23.8 28.2 32.6 Net Income 30.9 37.3 44.1 51.0 Diluted GAAP EPS 2.11 2.52 2.95 3.37 Source: Ranger management cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Ranger Stock Price Performance Since IPO Since IPO 40.00Ranger Price Performance Date Since IPO: 35.00Price Appreciation (%) 408.7 — CAGR (%) 12.8 — Highest Closing Price ($) 33.74 02/27/04 30.00 Lowest Closing Price ($) 2.78 05/16/94 $26.00 (06/05/06)Last 3 Years: 25.00 Price Appreciation (%) 135.1 — CAGR (%) 32.9 — ($) 20.00Highest Closing Price ($) 33.74 02/27/04 Lowest Closing Price ($) 10.82 06/19/03 15.00Last 12 Months: Price Appreciation (%) 18.0 — Highest Closing Price ($) 27.44 05/03/06 10.00 Lowest Closing Price ($) 18.96 10/27/05 5.00 0.00 12/02/9204/18/9609/03/9901/18/0306/05/06 Source: FactSet Note: Ranger historical stock prices adjusted for December 1996 and December 1997 3-for-2 share splits
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cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Ranger EV/LTM EBITDA Multiples-Last 5 Years Last 5 Years 10.0Ranger Trading Multiples EV/ LTM EBITDA1 (x) Date Last 5 Years: 8.0Average 5.9 — 7.6x2Highest 9.7 04/16/04 (06/05/06) Lowest 3.9 11/18/02 Last 3 Years: Average 6.7 — (x) 6.0Highest 9.7 04/16/04 Lowest 4.6 05/28/03 Last 12 Months: Average 6.7 — Highest 8.0 05/03/06 4.0Lowest 5.2 09/28/05 Current: 03/31/06-Actual2 7.6 06/05/06 EV/FY2006E EBITDA-Management3 8.6 06/05/06 EV/FY2006E EBITDA- I/B/E/S4 8.6 06/05/06 2.0 06/05/01 09/04/02 12/05/03 03/05/05 06/05/06 Source: FactSet, Ranger public filings Notes: Enterprise value calculated using average working revolver balance of $55.0mm (as per Ranger management) plus other debt as of most recent reported quarter for each respective trading date. Rolling LTM EBITDA calculated using prior reported 4 quarters’ operating results for each respective trading date. Excludes nonrecurring items 1Assumes no excess cash in enterprise value calculation 2Calculated as a multiple of EBITDA for the 12 months ended March 31, 2006 3Based on Ranger management projected FY2006 EBITDA of $58.9mm 4Based on median I/B/E/S projected FY2006 EBITDA of $59.1mm
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cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Ranger Price/Forward Earnings Multiples Since 2004 Since 2004 25.0Ranger Trading Multiples Forward P/E (x) Date Since 01/01/04: Average 14.1 — 20.0 Highest 21.9 03/01/04 19.1x Lowest 9.5 10/27/05 Last 12 Months: 15.6xAverage 12.7 — (x) 15.015.1x Highest 16.3 05/29/06 Lowest 9.5 10/27/05 Current: Management3 15.6 06/05/06 10.0I/B/E/S4 15.6 06/05/06 5.0 01/01/0408/09/0403/19/0510/26/0506/05/06 RangerPayday Lenders/Check Cashers [1]Pawn Brokers [2] Source: FactSet Notes: Calculated as daily closing price divided by daily I/B/E/S forward earnings estimate for immediately following fiscal year 1Includes AEA, DLLR and QCCO 2Includes CSH, EZPW and FCFS 3Based on Ranger management projected FY2006 EPS of $1.67 4Based on median I/B/E/S projected FY2006 EPS of $1.67
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cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Relative Stock Price Performance and Market Trading Multiples Ranger vs. Selected Alternative Lenders 1-year Relative Stock Price Performance June 2007E P/E Multiples1 275.030.0 20.0 20.016.116.015.6 250.0 136.5%13.212.912.3 (x)11.7 10.0 225.0 0.0 200.0FCFSEZPWQCCOCSHAEADLLRRanger Ranger Management [2] I/B/E/S [3] (%) 175.0 150.0June 2007E EV/EBITDA Multiples1,4 15.0 21.0% 125.0 18.0%10.5 10.0 5.8%7.7 7.16.96.7 100.0(x)6.15.9 5.0 75.0na 06/05/0509/04/0512/04/0503/05/0606/05/060.0 FCFS CSH QCCO DLLR AEA Ranger Ranger EZPW RangerPayday Lenders/Check Cashers [1]Pawn Brokers [2]S&P 500Management [2] I/B/E/S [3] Source: FactSet Source: FactSet, public filings, Ranger management Notes: Notes: Market data as of June 5, 2006; financial data as of March 31, 2006. Green and 1Median of AEA, DLLR and QCCO orange bars indicate payday lenders/check cashers and pawn brokers, respectively. 2Median of CSH, EZPW and FCFS “na” denotes not available 1 For selected alternative lenders, median I/B/E/S estimates adjusted for Ranger June fiscal year end. For AEA, CSH, FCFS and QCCO, calculated as (FY2006E*.5 + FY2007E*.5). For EZPW, calculated as (FY2006E*.25 + FY2007E*.75) 2Based on Ranger management projected FY2007 EPS and EBITDA of $2.11 and $72mm, respectively 3Based on I/B/E/S projected FY2007 EPS and EBITDA of $2.22 and $74mm, respectively 4Assumes no excess cash in enterprise value calculation. Ranger debt includes average working revolver balance of $55.0mm (as per Ranger management) and $19.4mm of convertible debt (as per Ranger public filings)
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SECTION 3 Financial Analysis
cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Trading Statistics for Selected Alternative Lenders I/B/E/S Equity Enterprise Stock Enterprise Value1/ Debt/ Long-term Value Value1 Price Price/52-week (%) EBITDA (x) Price/EPS (x) Equity EPS Growth ($mm) ($mm) ($) High Low June 2006E2 June 2007E3 June 2006E2 June 2007E3(x) (%) Payday Lenders/Check Cashers: Advance America 1,222 1,229 14.84 83.1 129.6 8.8 6.7 17.8 13.2 0.0 15.0 Dollar Financial 344 644 18.94 95.9 222.8 8.1 6.9 14.9 12.9 4.5 15.0 QC Holdings 267 267 13.16 77.0 118.6 nm 7.1 nm 16.0 — 12.0 High nm nm nm 95.9 222.8 8.8 7.1 17.8 16.0 4.5 15.0 Median nm nm nm 83.1 129.6 8.5 6.9 16.3 13.2 0.0 15.0 Low nm nm nm 77.0 118.6 8.1 6.7 14.9 12.9 — 12.0 Pawn Brokers: Cash America 914 1,023 30.86 88.5 181.4 8.8 7.7 18.6 15.6 0.3 15.0 First Cash Financial 671 671 20.93 91.0 250.8 13.4 10.5 16.4 20.0 — 20.0 EZCORP 416 416 31.54 78.0 326.2 na na 20.3 16.1 — 20.0 High nm nm nm 91.0 326.2 13.4 10.5 20.3 20.0 0.3 20.0 Median nm nm nm 88.5 250.8 11.1 9.1 18.6 16.1 — 20.0 Low nm nm nm 78.0 181.4 8.8 7.7 16.4 15.6 — 15.0 Ranger at Market: Ranger Management 365 4394 26.00 92.9 141.3 7.44,5 6.14,5 15.56 12.36 0.34,7 15.0 Ranger I/B/E/S 365 4394 26.00 92.9 141.3 7.44,8 5.94,8 15.69 11.79 0.34,7 15.0 Ranger at Transaction: Ranger Management 455 50610 30.00 107.1 163.0 8.64,5 7.14,5 17.96 14.26 na na Ranger I/B/E/S 455 50610 30.00 107.1 163.0 8.64,8 6.84,8 18.09 13.59 na na Source: Factset, public filings, Ranger management Notes: Market data as of June 5, 2006. Financial data as of March 31, 2006. “nm” denotes not meaningful. “na” denotes not available 1Assumes no excess cash in enterprise value calculation 2For selected alternative lenders, EBITDA and EPS estimates for year ended June 30, 2006 are calculated using three previous quarters of operating results plus I/B/E/S median estimate for following quarter 3For selected alternative lenders, EBITDA and EPS estimates for year ended June 30, 2007 are calculated using pro-rated I/B/E/S estimates. For AEA, CSH, FCFS and QCCO, calculated as (FY2006E*.5 + FY2007E*.5). For EZPW, calculated as (FY2006E*.25 + FY2007E*.75) 4Reflects average working revolver balance of $55.0mm (as per Ranger management) and $19.4mm of convertible debt (as per Ranger public filings) 5Based on Ranger management projected EBITDA of $58.9mm and $71.7mm for FY2006 and FY2007 6Based on Ranger management projected EPS of $1.67 and $2.11 for FY2006 and FY2007 7Based on Ranger common shareholders’ equity of $217.4mm as of March 31, 2006 8Based on I/B/E/S median projected EBITDA of $59.1mm and $74.3mm for FY2006 and FY2007 9Based on I/B/E/S median projected EPS of $1.67 and $2.22 for FY2006 and FY2007 10Includes projected revolver balance of $51.4mm as of June 30, 2006, as per Ranger management
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cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Ranger Financial Performance vs. Selected Alternative Lenders As of or for Quarter Ended March 31, 2006 Payday Lenders/Check Cashers Pawn Brokers Ranger AEA DLLR QCCO Median CSH EZPW FCFS Median Revenues-Year-over-Year Growth (%) 16.2 10.0 14.9 14.9 14.9 12.2 25.1 18.5 18.5 Revenue Composition (%): Check Cashing 56.0 - 39.1 6.1 nm 2.9 — 1.6 nm Payday Lending Fees and Interest 27.4 100.0 44.5 92.3 nm 21.8 19.7 25.2 nm Franchising Fees 0.9 - 2.9 — nm - — - nm Pawn Broking - - — - nm 75.3 79.9 72.8 nm Other Fees 15.7 - 13.4 1.5 nm - 0.4 0.4 nm Profitability (%):1 EBITDA Margin 25.6 27.0 25.6 14.7 25.6 20.1 18.6 24.2 20.1 Return on Average Assets2 10.0 19.6 10.5 18.2 18.2 7.8 3.2 15.9 7.8 Return on Average Equity2 18.9 26.6 21.0 8.9 21.0 15.9 21.3 18.0 18.0 Balance Sheet ($mm): Net Payday Loans 21.3 153.8 46.6 41.3 nm 29.7 4.4 4.6 nm Revolving Credit Facility 79.9 - 27.5 — nm - — - nm Other Debt 19.4 6.5 271.6 — nm 109.1 — - nm Shareholders’ Equity 217.4 315.0 66.3 112.1 nm 396.2 150.5 176.1 nm Memo: I/B/E/S Long-term Growth Rate (%) 15.0 15.0 15.0 12.0 15.0 15.0 20.0 20.0 20.0 Source: Public filings Notes: “nm” denotes not meaningful 1Excludes nonrecurring items tax-effected at assumed 35% tax rate, except for Ranger at assumed 39% tax rate as per Ranger management 2Quarterly results shown on an annualized basis
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cfl — Exhibit (c)(3) UBS Presentation June 6, 2006(569325_1_SF) (2).DOC
Ranger Discounted Cash Flow Analysis EBITDA and Free Cash Flow Projections For the Fiscal Years Ending June 30, ($mm, unless otherwise stated) 2007E 2008E 2009E 2010E EBITDA 71.7 82.2 92.0 101.7 Less: Depreciation and Amortization (13.0) (13.7) (14.3) (14.8) EBIT 58.8 68.5 77.8 86.9 Estimated Tax Expense (39.0%) (22.9) (26.7) (30.3) (33.9) Unlevered Net Income 35.8 41.8 47.4 53.0 Adjustments to Cash Flow: Add: Depreciation and Amortization 13.0 13.7 14.3 14.8 Add: Noncash Loss on Disposal of Assets 0.4 0.4 0.4 0.4 Add: Provision for Loan Losses 42.4 49.4 56.8 64.2 Less: Net Deferred Revenue (1.6) (2.8) (3.3) (1.8) Less: Net Total Loan Disbursements (47.4) (56.9) (64.2) (72.0) Less: Other Working Capital Required 8.1 4.7 5.9 4.5 Less: Increases in Operating Cash1 (10.5) (8.4) (8.4) (8.4) Less: Capital Expenditures (12.5) (13.1) (13.7) (14.3) Free Cash Flow 27.7 28.8 35.2 40.5 Source: Ranger management Note: 1Reflects net increase in store count and required cash balances for incremental stores, as per Ranger management
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APPENDIX A Additional Material

Selected Alternative Lender Transactions Equity Enterprise Enterprise Value/ Announce Value Value EBITDA (x) Price/Earnings (x) Date Acquiror Target ($mm) ($mm) LTM 1-yr Fwd LTM 1-yr Fwd 09/08/04 Rutland Fund European Ops. of Cash America na 128 na na na na 09/07/04 Cash America Camco 120 152 9.71 na 15.01,2 na 05/04/04 CompuCredit First American na 109 na na na na Source: Public filings Notes: Includes alternative lending transactions with transaction values greater than $100mm. “na” denotes not available 1Adjusted for compensation paid to non-employees of Camco 2Adjusted for taxes, assuming 35% tax rate
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6060000N

# Ranger Discounted Cash Flow Analysis

## Assumptions

- Present value as of June 30, 2006
- Projected EBITDA of $71.7mm, $82.2mm, $92.0mm and $101.7mm for 2007, 2008, 2009 and 2010, respectively, as per Ranger management
- After-tax cash flow adjusted for non-cash items, working capital increases/decreases and capital expenditures, as per Ranger management
- Minimum cash balances as per Ranger management projections
  - adjustment to cash flow reflects net increase in store count and $88,000 in required cash inventory for incremental stores
- Discount rate based on Ranger's implied cost of capital, assuming an unlevered capital structure
  - 14.0–17.0% based on capital asset pricing model
- Exit multiples reflect historical average LTM trading multiples
  - 6.0–7.5x multiples applied to projected 2010 EBITDA of $101.7mm

## Results

**Implied Equity Value ($mm)[1]**

| | | LTM EBITDA Terminal Multiple | | |
|---|---|---|---|---|
| | | 6.00x | 6.75x | 7.50x |
| Discount | 14.0 | 410.6 | 455.8 | 500.9 |
| Rate | 15.5 | 389.6 | 432.5 | 475.3 |
| (%) | 17.0 | 369.9 | 410.6 | 451.3 |

**Implied Value per Common Share ($)[2]**

| | | LTM EBITDA Terminal Multiple | | |
|---|---|---|---|---|
| | | 6.00x | 6.75x | 7.50x |
| Discount | 14.0 | 27.17 | 30.08 | 32.99 |
| Rate | 15.5 | 25.81 | 28.58 | 31.34 |
| (%) | 17.0 | 24.54 | 27.17 | 29.79 |

Notes:

1 Reflects aggregate merger consideration payable with respect to Ranger common stock, options, restricted stock and convertible debt. Based on projected revolver balance of $51.4mm as of June 30, 2006, as per Ranger management. No excess cash assumed

2 Based on common shares, options, restricted stock and convertible debt outstanding as of May 15, 2006, as per Ranger management. Assumes treasury stock method for options

UBS Investment Bank

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APPENDIX A
Additional Material

6060000N

# Selected Alternative Lender Transactions

| Announce Date | Acquiror | Target | Equity Value ($mm) | Enterprise Value ($mm) | Enterprise Value/ EBITDA (x) LTM | Enterprise Value/ EBITDA (x) 1-yr Fwd | Price/Earnings (x) LTM | Price/Earnings (x) 1-yr Fwd |
|---|---|---|---|---|---|---|---|---|
| 09/08/04 | Rutland Fund | European Ops. of Cash America | na | 128 | na | na | na | na |
| 09/07/04 | Cash America | Camco | 120 | 152 | 9.7[1] | na | 15.0[1,2] | na |
| 05/04/04 | CompuCredit | First American | na | 109 | na | na | na | na |

Source: Public filings

Notes: Includes alternative lending transactions with transaction values greater than $100mm. "na" denotes not available

1 Adjusted for compensation paid to non-employees of Camco

2 Adjusted for taxes, assuming 35% tax rate

UBS Investment Bank

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